Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the common stock of Global Eagle Entertainment Inc. and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing. In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of August 5, 2016.

EMC HOLDCO 2 B.V.

By:	/s/ K.F.J. Jansen
Name: K.F.J. Jansen
Title: Director A

By:	/s/ Tomer Yosef-Or
Name: Tomer Yosef-Or
Title: Director B

ABRY PARTNERS VII, L.P.

By:	ABRY VII Capital Partners, L.P.
Its General Partner

By:	ABRY VII Capital Investors, LLC
Its General Partner

By:	/s/ Jay Grossman
Name:	Jay Grossman
Title:	Authorized Person

ABRY PARTNERS VII CO-INVESTMENT FUND, L.P.

By:	ABRY Partners VII Co-Investment GP, LLC
Its General Partner

By:	ABRY VII Capital Investors, LLC
Its Member

By:	/s/ Jay Grossman
Name:	Jay Grossman
Title:	Authorized Person

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ABRY INVESTMENT PARTNERSHIP, L.P.

By:	ABRY Investment GP, LLC
Its General Partner

By:	/s/ Peggy Koenig
Name:	Peggy Koenig
Title:	Authorized Person

/s/ Peggy Koenig
Peggy Koenig

/s/ Jay Grossman
Jay Grossman

Page 16 of 16 Pages